SECOND AMENDMENT TO LEASE

This **SECOND AMENDMENT TO LEASE** (this "**Second Amendment**") is made as of this 31 day of August, 2015, by and between **ARE-EAST RIVER SCIENCE PARK, LLC**, a Delaware limited liability company ("**Landlord**"), and Immune Pharmaceuticals, Inc., a Delaware corporation ("**Tenant**").

RECITALS:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of December 30, 2014 (the "**Original Lease**"), as amended by that certain First Amendment to Lease dated as of February 11, 2015 (the "**First Amendment**" and collectively with the Original Lease, the "**Existing Lease**"), whereby Landlord leases to Tenant certain Premises (as defined in the Existing Lease) at 430 East 29th Street, New York, New York 10016; and

WHEREAS, Landlord and Tenant desire to further amend the Existing Lease on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto agree as follows:

1. **Definitions**. Each capitalized term used herein but not defined herein shall have the respective meaning ascribed to such term in the Existing Lease. From and after the date hereof, all references to the "**Lease**" shall mean the Existing Lease, as modified by this Second Amendment.

2. **Amendment to the Lease**.

   (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants, provisions and conditions of the Lease and this Amendment, a portion of the 9th floor of the Building, currently designated "935" and as shown on the floor plan attached hereto as Exhibit A and made a part hereof (the "**935 Space**"). The 935 Space shall be conclusively deemed to contain 1,674 rentable square feet. Effective as of the 935 Space Commencement Date (as hereinafter defined), the term "Premises" as used in the Lease shall (except as set forth to the contrary in this Second Amendment) be deemed to include the Premises (as defined in the Existing Lease) and the 935 Space, and shall be conclusively deemed to contain 3,849 rentable square feet.

   (b) The lease of the 935 Space by Tenant shall be on all of the terms and conditions of the Lease (as amended hereby), except that:

      (i) The Commencement Date in respect of the 935 Space shall be September 1, 2015 (the "**935 Space Commencement Date**").

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(ii) The "**935 Space Rent Commencement Date**" means the date of the 935 Space Commencement Date. Base Rent in respect of the 935 Space shall be payable from and after the 935 Space Rent Commencement Date at the times and in the manner set forth with respect to Base Rent in the Lease.

(c) The definition of "Security Deposit" in the Existing Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"**Security Deposit**: Unconditional and irrevocable letter of credit, as more particularly described on Exhibit J attached hereto, naming Landlord as beneficiary, to be delivered by Tenant on the date hereof, in form, and from a bank, acceptable to Landlord, in the amount of $177,054.00."

Upon Tenant's execution of this Second Amendment, Tenant shall deposit with Landlord an amendment to Tenant's existing Letter of Credit (in form and substance satisfactory to Landlord and pursuant to the terms as set forth in Section 7 of the Lease in respect of the Letter of Credit) (the "**Amendment to Letter of Credit**") increasing the Letter of Credit from $100,050.00 to $177,054.00, which increased Letter of Credit shall be held in accordance with the provisions of Section 7 of the Lease. Upon Landlord's acceptance of the Amendment to the Letter of Credit, all references to the "**Letter of Credit**" shall mean the existing Letter of Credit, as modified by the Amendment to Letter of Credit.

(d) Exhibit A to the Existing Lease is deleted and Exhibit A attached hereto and made a part hereof is substituted in lieu thereof.

(e) The Base Term in respect of the 935 Space (the "**935 Space Base Term**") shall be a term beginning on the 935 Space Commencement Date and shall be coterminous with the Base Term (i.e., the 935 Space Base Term shall terminate upon the expiration or earlier termination of the Base Term). Effective as of the 935 Space Commencement Date, "Term" (as used in the Lease) shall be deemed to refer to, collectively, the Base Term and the 935 Space Base Term.

(f) Effective as of the 935 Space Commencement Date, notwithstanding anything in the Existing Lease:

(i) The definition of "Base Rent" is hereby deleted in its entirety and the following is substituted in lieu thereof:

"**Base Rent**: $29,509.00 per month ($354,108.00 per annum), which Base Rent amount shall include all in-suite utilities for Suite 935 and Suite 940."

The Base Rent shall be subject to annual escalation per Section 4 of the Original Lease on each Adjustment Date that occurs in accordance with the Original Lease.

(ii) The definition of "Tenant's Share" is deleted in its entirety and the following is substituted in lieu thereof:

"**Tenant's Share**: .9194%."

(iii) Section 47 of the Existing Lease is deleted in its entirety and the following is substituted in lieu thereof:

"47. Shared Lab Area

(a) General Provisions. Notwithstanding anything to the contrary herein, Tenant shall have a license, on a non-exclusive basis in common with other tenants and users of the eighth floor of the Building, to use the Shared Lab Area for the Permitted Use, in accordance with the Rules and Regulations applicable thereto and all Legal Requirements, but such access and use shall be subject to the terms of the Superior Instruments (as defined in Section 28 of the Original Lease). The Shared Lab Area contains certain equipment, furnishings, systems, and personal property, as more particularly described in Exhibit O attached hereto and made a part hereof (collectively, the "**Shared Lab Systems**"). The license granted hereby is personal to Tenant and shall not, except as provided in the next sentence, be assigned or otherwise pledged or transferred, directly or indirectly. In the case of a Permitted Assignment, Tenant shall have no further right to use the Shared Lab Area and the Shared Lab Systems in accordance with the terms and conditions of this Lease; provided, however, that the following shall have the non-exclusive license to use the Shared Lab Systems in accordance with the terms and conditions of this Lease: (i) a subtenant approved by Landlord in accordance with the provisions of this Lease that subleases 50% or more of the Premises, and (ii) an assignee permitted under a Permitted Assignment.

(b) Relocation/Modification of Shared Lab Area. Landlord shall have the right at any time and from time to time in the exercise of its sole and absolute subjective discretion to reconfigure, relocate, or modify the Shared Lab Area and to revise, expand, suspend, terminate, or discontinue any of the Shared Lab Systems. Landlord shall provide reasonable notice to Tenant of the relocation, suspension, termination, or discontinuance of any Shared Lab Systems as long as Landlord has actual knowledge of any such relocation, suspension, termination, or discontinuance.

(c) Interference. Tenant shall use the Shared Lab Area and the Shared Lab Systems in a manner that will not interfere with the rights of any tenants or occupants in the Building or users of the Shared Lab Area or the providers of the services associated with the Shared Lab Systems. Landlord assumes no responsibility for enforcing Tenant's rights or for protecting the Shared Lab Area from any person or entity, including, but

not limited to, other tenants or occupants of the Building or users of the Shared Lab Area.

(d) Limitations. Landlord's sole obligation for providing the Shared Lab Systems shall be: (A) to provide the Shared Lab Systems as is determined by Landlord in the exercise of its sole and absolute subjective discretion, and (B) to contract with one or more third parties to maintain the Shared Lab Systems that are deemed by Landlord in the exercise of its sole and absolute subjective discretion to need periodic maintenance in accordance with the manufacturer's or supplier's standard guidelines or otherwise. During any period of replacement, repair, or maintenance of the Shared Lab Systems when they are not operational (including, but not limited to, any delays thereto due to the inability to obtain parts or replacements), Landlord shall have no obligation to provide Tenant with alternative, supplemental, temporary, or back-up Shared Lab Systems. Tenant acknowledges and agrees that, because the Shared Lab Area and Shared Lab Systems are provided for the benefit of all tenants and users of the eighth floor of the Building, Landlord may reduce the Shared Lab Area and/or Shared Lab Systems and/or the resources therein from time to time in response to a lack of usage by such tenants or obsolescence or similar reasons and users and may increase, replace or otherwise modify the Shared Lab Area and/or Shared Lab Systems and/or resources therein from time to time in response to the needs of such tenants and users. Landlord shall have no liability for any such reduction, increase, replacement or modification of the Shared Lab Area and/or Shared Lab Systems, and none of the foregoing shall reduce the Base Rent payable by Tenant hereunder. Tenant acknowledges and agrees that increases, replacements and/or modifications of the Shared Lab Area and/or Shared Lab Systems may result in an increase in Operating Expenses (SLA), and Tenant agrees to pay Tenant's Share (SLA) of any such increase in accordance with Section 47(h) below. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

(e) No Warranties. Landlord makes no warranties of any kind, express or implied, with respect to the Shared Lab Area and Shared Lab Systems, and Landlord disclaims any such warranties. Without limiting the foregoing, Tenant expressly acknowledges and agrees that Landlord does not guaranty or warrant that the Shared Lab Systems will be operational at all times, will be of sufficient capacity to accommodate Tenant's use thereof, will be free of Hazardous Materials, or will function or perform adequately, and Landlord shall not be liable for any damages resulting from the failure of the Shared Lab Systems.

(f) Other Lease Provisions. Although the Shared Lab Area does not form a part of the Premises, the provisions of this Lease (A) governing Tenant's use, operation, and enjoyment of the Premises, (B) imposing obligations on Tenant for matters occurring in, on, within, or

about the Premises or arising out of the use or occupancy of the Premises (including, but not limited to, those obligations relating to insurance, indemnification, Hazardous Materials Clearance, and environmental requirements triggered by Tenant's use of the Shared Lab Area), and (C) limiting Landlord's liability, shall apply with equal force to Tenant's use of the Shared Lab Area and the Shared Lab Systems.

(g) Termination. If Tenant Defaults in its obligations under this Section 47, Landlord shall have the right, in addition to any other rights and remedies available to Landlord for a Default by Tenant, to terminate immediately Tenant's license to use the Shared Lab Area. The expiration or earlier termination of this Lease shall automatically terminate the license hereby granted to Tenant to so use the Shared Lab Area.

(h) Shared Lab Area Operating Expenses.

(i) Shared Lab Area Operating Expense Payments. Landlord shall deliver to Tenant an Annual Estimate of Operating Expenses (SLA) for each calendar year during the Term, which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord, as Additional Rent hereunder, an amount equal to 1/12th of Tenant's Share (SLA) of the Annual Estimate of Operating Expenses (SLA). Payments for any fractional calendar month shall be prorated.

(ii) The term "**Operating Expenses (SLA)**" means all costs and expenses of maintaining, repairing, replacing and operating the Shared Lab Area and the Shared Lab Systems incurred or accrued each calendar year by Landlord.

(iii) Each Annual Statement shall include (a) the total and Tenant's Share (SLA) of actual Operating Expenses (SLA) for the previous calendar year and (b) the total of Tenant's payments in respect of Tenant's Share (SLA) of actual Operating Expenses (SLA) for such year. If Tenant's Share (SLA) of actual Operating Expenses (SLA) for such year exceeds Tenant's payments of Tenant's Share (SLA) of Operating Expenses (SLA) for such year, then the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant's payments of Operating Expenses (SLA) for such year exceed Tenant's Share (SLA) of actual Operating Expenses (SLA) for such year, then Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the

excess to Tenant after deducting all other amounts due Landlord. Operating Expenses (SLA) for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated."

(iv) Exhibit N to the Existing Lease is deleted and Exhibit N attached hereto and made a part hereof is substituted in lieu thereof, and the Exhibit and Addenda list located above Section 1 of the Lease is hereby amended by deleting "Shared Work Area" and substituting "**Shared Lab Area**" in lieu thereof.

All instances of "Shared Work Area" in the Existing Lease are deleted and replaced with "Shared Lab Area".

(v) Exhibit O to the Existing Lease is deleted and Exhibit O attached hereto and made a part hereof is substituted in lieu thereof, and the Exhibit and Addenda list located above Section 1 of the Lease is hereby amended by deleting "Shared Work Systems" and substituting "**Shared Lab Systems**" in lieu thereof.

(vi) The definition of "Tenant's Share (SWA)" is hereby deleted in its entirety and the following is substituted in lieu thereof:

"**Tenant's Share (SLA)**: 12.6579%."

All instances of "Tenant's Share (SWA)" in the Existing Lease are deleted and replaced with "Tenant's Share (SLA)".

3. **Miscellaneous**

(a) Except as specifically modified in this Second Amendment, all covenants, terms and conditions contained in the Lease remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects. The Lease, as amended by this Second Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises and supersedes any prior or contemporaneous written or oral statements, agreements or representations made by either party or any of its representatives. Each party represents and warrants to the other party hereto that it has no knowledge of any default by the other party under the Lease through the date of the execution of this Second Amendment.

(b) If any clause or provision of this Second Amendment is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Second Amendment shall not be affected thereby.

(c) This Second Amendment shall be binding on and inure to the benefit of the successors and permitted assigns of the respective parties.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, "**Broker**") in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e) This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within New York, without regard to conflict of laws principles, and shall be resolved in a proceeding within the State of New York.

(f) This Second Amendment may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(g) The Lease may not be modified, amended, changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of the modification, amendment, change or termination is sought.

(h) Tenant represents and warrants that (i) the Lease is in full force and effect and has not been modified except as expressly set forth in this Second Amendment, (ii) to Tenant's actual knowledge, neither Landlord nor Tenant is in default of any of its respective obligations under the Lease, and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default by either Landlord or Tenant thereunder, and (iii) all Base Rent and Additional Rent are paid in full through the date hereof, and as of the date hereof, Tenant claims no offsets, setoffs, rebates, concessions or defenses against or with respect to the payment of Base Rent, Additional Rent or any other sums payable by Tenant under the Lease.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

ĐT

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Second Amendment as of the date first written above.

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC,
a Delaware limited liability company

By: **ALEXANDRIA REAL ESTATE EQUITIES, L.P.**, a Delaware limited partnership,
managing member

By: **ARE-QRS CORP.**,
a Maryland corporation,
general partner

By: Gary Dean
Name: Senior Vice President
Title: RE Legal Affairs

TENANT:

IMMUNE PHARMACEUTICALS, INC.,
a Delaware corporation

By: ______________________
Name: Dr Daniel Teper
Title: CEO

Exhibit A

Floor Plan

[Attached]



Exhibit N

Shared Lab Area

[Attached]



Exhibit O

Shared Lab Systems

One (1) – Built-in Laboratory Sterilizer in Room 936/939
Two (2) – Built-in Glassware Washers in Room 936/939
Shared vacuum system located in 7th Floor Mechanical Room
Shared compressed air system located in 7th Floor Mechanical Room
Shared RO/DI water system located in 7th Floor Mechanical Room